SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF 2021 ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 19, 2021

To the Members of Southwest Iowa Renewable Energy, LLC:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Members (the “2021 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, February 19, 2021, at 1:00 p.m. Central Standard Time. The 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting physically.  To attend the virtual meeting, please go to  http://www.sireethanol.com/, click on the “Investor Relations” tab and then “Annual Meeting 2021”.  There will be a link to the virtual meeting on this page.

The purposes of the meeting are to:

(1)	Elect one Series A Director to serve until the 2025 Annual Meeting of Members or until his successor shall be elected and qualified;

(2)	Conduct an advisory vote on executive compensation; and

(3)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on December 21, 2020 as the record date for determining the members entitled to notice of and to vote at the 2021 Annual Meeting and any adjournment or postponement thereof.  Holders of our Series A Units are entitled to one vote for each unit held.

Your vote is very important and our Board of Directors desires that all members be virtually present or represented at the 2021 Annual Meeting.  Even if you plan to virtually attend the 2021 Annual Meeting, please sign, date and return the proxy card located on our website at www.sireethanol.com, or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  You may vote up to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503. Even if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering a written revocation and/or a new proxy card to the Company each of which must be signed by the registered holder of record of the units voted.

By Order of the Board of Directors

Theodore V. Bauer,
Secretary

Council Bluffs, Iowa
December 21, 2020